Exhibit 10.14.3

SECOND AMENDMENT

TO

MANAGEMENT SERVICES AGREEMENT

THIS SECOND AMENDMENT TO MANAGEMENT SERVICES AGREEMENT (this “Amendment”) is made and entered into as of April 30, 2010, but effective as of April 1, 2010, by and between Hilltop Holdings Inc., a Maryland corporation (together with its subsidiaries, affiliates and successors, the “Client”), and Diamond A Administration Company, LLC, a Delaware limited liability company (together with its successors, “Advisor”).  Each initially capitalized term used but not otherwise defined herein shall have the meanings assigned to it in the Management Services Agreement (hereinafter defined).

RECITALS:

WHEREAS, Client and Advisor are parties to that certain Management Services Agreement, dated as of April 28, 2008, and that certain First Amendment to Management Services Agreement, dated as of March 15, 2010 (as amended, the “Management Services Agreement”); and

WHEREAS, Client and Advisor desire to further amend the Management Services Agreement to the extent provided in this Amendment.

AGREEMENT:

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained in this Amendment and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1.             Amendment to the Management Services Agreement.  Section 3 of the Management Services Agreement is hereby deleted in its entirety and replaced with the following:

“3.           Compensation.  As compensation for Advisor’s services to Client hereunder and the rental of office space as provided in Section 9 hereof, the Client hereby agrees to pay Advisor $91,500 per calendar month (the “Monthly Management Fee”), prorated on a daily basis for any partial calendar month, during the Term; provided, however, until such time as office space is made available by Advisor to Client pursuant to Section 9 hereof, the Monthly Management Fee shall be $87,500 per calendar month.  The Monthly Management Fee for each calendar month shall be payable in advance on the first business day of each calendar month (each a “Payment Date”).”

2.             Miscellaneous.

(a)           Effect of Amendment.  Each of Advisor and Client hereby agree and acknowledge that, except as expressly provided in this Amendment, the Management Services Agreement remains in full force and effect and has not been modified or amended in any respect, it being the intention of each of Advisor and Client that this Amendment and the Management Services Agreement be read, construed and interpreted as one and the same instrument.  To the extent that any conflict exists between this Amendment and the Management Services Agreement, the terms of this Amendment shall control and govern.

(b)           Counterparts.  This Amendment may be executed in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.  This Amendment will become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.  For purposes of determining whether a party has signed this Amendment or any document contemplated hereby or any amendment or waiver hereof, only a handwritten original signature on a paper document or a facsimile or portable document format (pdf) copy of such a handwritten original signature shall constitute a signature, notwithstanding any law relating to or enabling the creation, execution or delivery of any contract or signature by electronic means.

SIGNATURE PAGE FOLLOWS

IN WITNESS WHEREOF, each of Advisor and Client has executed this Amendment as of the day and year first above written.

CLIENT:

Hilltop Holdings Inc.,
a Maryland corporation

By:	/s/ DARREN PARMENTER
Name:	Darren Parmenter
Title:	Vice President

ADVISOR:

Diamond A Administration Company, LLC,
a Delaware limited liability company

By:	/s/ GARY SHULTZ
Name:	Gary Shultz
Title:	Vice President